UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2008

DynCorp International Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32869	01-0824791
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3190 Fairview Park Drive, Suite 700, Falls Church, Virginia	22042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (571) 722-0210

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2008, DynCorp International Inc. (the “Company”) announced that Herbert J. Lanese, President and Chief Executive Officer, will retire from the Company and its affiliated entities, effective May 19, 2008. The Company also announced that William L. Ballhaus will replace Mr. Lanese as President and Chief Executive Officer and was elected as a Class II director of the Board of Directors (the “Board”) of the Company, effective May 19, 2008, to serve until the 2008 annual meeting. Mr. Lanese will continue to serve as a Class I director of the Board of the Company.

Mr. Ballhaus, 40, joins the Company from BAE Systems where he most recently served as president of its Network Systems division. Previously, he was president of BAE Systems’ National Security Solutions and Mission Solutions divisions, both serving the US defense, intelligence and homeland security markets. Prior to joining BAE Systems in 2003, Mr. Ballhaus held a number of senior executive positions at Boeing’s satellite systems business, previously Hughes Space and Communications, including senior vice president of system engineering and general manager of a stand alone electronics subsidiary.

Mr. Ballhaus received a bachelor’s degree in mechanical engineering from the University of California at Davis, and master’s and doctoral degrees in aeronautics and astronautics from Stanford University. He also holds a master’s degree in business administration from UCLA’s Anderson Graduate School of Management.

A copy of the press release announcing the retirement of Mr. Lanese and the appointment of Mr. Ballhaus is attached hereto as Exhibit 99.1.

On May 13, 2008, DynCorp International LLC, a wholly owned subsidiary of the Company (the “Operating Subsidiary”) entered into an employment agreement, effective May, 19, 2008, with William L. Ballhaus (the “Employment Agreement”), which is attached hereto as Exhibit 10.1. The summary description of the Employment Agreement that follows is qualified in its entirety by reference to the Employment Agreement.

The Employment Agreement is for a term of three years commencing on May 19, 2008 (the “Commencement Date”) and ending at midnight on May 18, 2011; provided, that, the Employment Agreement automatically renews for additional one-year periods each May 19, unless either the Operating Subsidiary or Mr. Ballhaus delivers written notice of intent not to renew. During the term, Mr. Ballhaus will receive an annual base salary of not less than $650,000 and will have a target annual bonus of 100% of his base salary. Notwithstanding the foregoing, Mr. Ballhaus’ annual bonus for the fiscal year 2009 will be no less than $625,000 provided he continues to be employed by the Operating Subsidiary at the time of the annual bonus payout. In addition, Mr. Ballhaus will receive a one-time signing bonus in the amount of $350,000 payable on September 30, 2008.

During the term, Mr. Ballhaus will be eligible to participate in the DynCorp International 2007 Omnibus Incentive Plan (“OIP”). He will receive a grant of 100,000 restricted stock units (“RSUs”), with fifty percent (50%) of the RSUs vesting with respect to one-third of the award on the first anniversary of the Commencement Date and with respect to an additional one-third on each of the next two anniversaries of the Commencement Date thereafter, subject to Mr. Ballhaus’ continued employment with the Operating Subsidiary. The remaining fifty percent (50%) of the RSUs will be earned at the end of fiscal year 2009 upon the achievement of performance goals established by the compensation committee of the Board for the fiscal year 2009, and if earned, will vest with respect to one-third of the award on the first anniversary of the Commencement Date and with respect to an additional one-third on each of the next two anniversaries of the Commencement Date thereafter.

If Mr. Ballhaus’ employment is terminated without “Cause” by the Operating Subsidiary or if he resigns for “Good Cause,” as those terms are defined in the Employment Agreement, Mr. Ballhaus will receive his accrued base salary earned through the date of termination and any employee benefits that he is entitled to receive pursuant to the employee benefit plans of the Operating Subsidiary and its subsidiaries in accordance with the terms of such employee benefit plans, and a pro rated portion of his annual bonus based on the Operating Subsidiary’s projected performance through the date of termination. In addition, after executing a waiver and release of claims, which is not revoked, Mr. Ballhaus will be entitled to a payment equal to two times the sum of his base salary plus the average of the annual bonus earned by Mr. Ballhaus for the fiscal year prior to the year of such termination and his target annual bonus, or if such termination occurs during fiscal year 2009, his guaranteed bonus, payable in two equal installments.

If Mr. Ballhaus’ employment is terminated for Cause by the Operating Subsidiary or if he resigns other than for Good Cause or either Mr. Ballhaus or the Operating Subsidiary elects not to renew the Employment Agreement, the Operating Subsidiary will pay to Mr. Ballhaus, his accrued but unpaid base salary to the day of termination and any employee benefits that he is entitled to receive pursuant to the employee benefit plans of the Operating Subsidiary and its subsidiaries in accordance with the terms of such employee benefit plans. In addition, if Mr. Ballhaus’ employment terminates due to the expiration of the term at the election of the Operating Subsidiary, Mr. Ballhaus will receive the following: (1) a payment equivalent to the sum of Mr. Ballhaus’ base salary plus the average of his annual bonus earned for the fiscal year prior to the year of such termination and his target annual bonus, payable in two equal installments; (2) a payment equal to Mr. Ballhaus’ annual bonus, if any, that would have been paid during the 90 days following such termination of employment if his employment had continued during such 90 days, payable when such annual bonus is paid to other executives of the Operating Subsidiary; and (3) full vesting of any RSUs, that would have vested during the 90 days following such termination of employment if Mr. Ballhaus’ employment had continued during such 90 days.

In the event it is determined that any payment or benefit by the Operating Subsidiary is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, Mr. Ballhaus will be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by Mr. Ballhaus of all taxes, Mr. Ballhaus retains an amount of the Gross-Up Payment equal to the excise tax imposed upon the payments. Pursuant to the Employment Agreement, Mr. Ballhaus is subject to certain restrictive covenants and obligations including, confidentiality, non-solicitation, non-competition, and non-disparagement provisions during the Term of his employment and for a specified time following his termination of employment.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 Employment Agreement effective as of May 19, 2008, between DynCorp International LLC and William L. Ballhaus

99.1 Press Release dated May 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DynCorp International Inc.

Date: May 13, 2008

/s/ Michael J. Thorne
Michael J. Thorne
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Employment Agreement effective as of May 19, 2008, between DynCorp International LLC and William L. Ballhaus

99.1	Press Release dated May 13, 2008.